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DE Corporation
Halo, Purely for Pets, Inc.
DE Corporation
1000994085 ONTARIO, Inc. ("Call Co")
Ontario, Canada
Bona Vida, Inc.
DE Corporation
1000994476 ONTARIO INC. ("Amal Co")
Ontario, Canada
Aimia Pet Healthco, Inc.
Ontario, Canada